FOR IMMEDIATE RELEASE	December 16, 2010
Contact: Susan Jordan
732-577-9996

UMH PROPERTIES, INC. ACQUIRES 5 MANUFACTURED HOME COMMUNITIES IN PENNSYLVANIA

Freehold, New Jersey……December 16, 2010……..UMH Properties, Inc. (NYSE Amex:UMH) announced that, on December 15, 2010, it closed on the acquisition of 5 manufactured home communities located in Pennsylvania for a total purchase price of $24,250,000.  With this closing, UMH owns 35 communities containing approximately 8,000 sites.

These 5 all-age family communities total 824 sites situated on 215 acres.  The average occupancy for these communities is approximately 86%.

Samuel A. Landy, President, stated, “We are very pleased to announce the closing of this significant acquisition.  These attractive communities are an excellent fit to our existing portfolio.  Pennsylvania is a very scenic state that has enjoyed a stable economy over the long term.  It appears that this state is poised for above average growth in the future.”

UMH, a publicly-owned REIT, owns and operates thirty-five manufactured home communities with approximately 8,000 total home sites located in New Jersey, New York, Pennsylvania, Ohio and Tennessee.  In addition, the Company owns a portfolio of REIT securities.

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